ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS

COUNTY OF CONCHO

This Assignment, Bill of Sale and Conveyance ("Assignment") is

FROM:	Sanka Exploration Company	("Assignor")
7700 San Felipe, Suite 500
Houston, TX 77063

TO:	Texen Oil and Gas, Inc.	("Assignee")
10603 Grant Rd., Suite 209
Houston, TX 77070

Assignor, for and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, does hereby sell, assign, convey, transfer, set over and deliver unto Assignee and Assignee's heirs, personal representatives, successors in title and assigns, effective as of 7:00 a.m. at the location of the properties herein assigned, on September 1, 2002, the following properties and rights (collectively, the "Subject Interests"):

1. Ninety-eight percent (98%) of Eight Eighths (8/8) right, title and interest in or to the oil, gas and mineral lease and described in Exhibit "A" hereto and made a part hereof ("Leases") insofar as the Lease cover the lands described in the Lease and all of which lands are located in the state and county above named ("Lands");

2. Ninety-eight percent (98%) of Eight Eighths (8/8) right, title and interest in, to or under or by virtue of the presently existing and valid unitization, communitization and pooling agreements and the properties covered and the units and pooled and communitized areas created thereby (including, but not limited to, all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency), insofar and only insofar as such agreements, properties and units relate to the Leases;

3. Ninety-eight percent (98%) of Eight Eighths (8/8) right, title and interest in or to all improvements, easements, surface leases, permits, rights-of-way, licenses, servitudes and other similar interests necessary or useful to or used in connection with the exploration, development or operation of the Leases or the Lands (all such improvements, easements, surface leases, permits, rights-of-way, licenses, servitudes and other similar interests, subject to the Existing Burdens (as hereinafter defined), are referred to as the "Easements";

4. Ninety-eight percent (98%) of Eight Eighths (8/8) right, title and interest in or to all personal property, fixtures and improvements appurtenant to or located on or near the Lands, or used or held for use (except automotive equipment or motor vehicles) in connection with the production, treatment, storage or transportation of oil, gas, casinghead gas, condensate, distillate or other liquid or vaporous hydrocarbons or other minerals (collectively, "Hydrocarbons") from the Leases; such personal property, fixtures and improvements shall include, but shall not be limited to, all Hydrocarbons in the tanks, and all wells, tanks, boilers, buildings, plants, fixtures, machinery and other equipment, pipelines, powerlines, telephone lines, roads and other appurtenances pertaining to the Leases (all such personal property and fixtures are referred to in this Assignment as the "Assigned Appurtenances");

5. Ninety-eight percent (98%) of Eight Eighths (8/8) right, title and interest in or to all rights, duties and obligations attributable to or arising from any valid oil, casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, insofar and only insofar as the same are appurtenant or relate to the Leases or production therefrom or attributable thereto (all such rights, duties and obligations are referred to in this Assignment as the "Contract Rights");

6. Ninety-eight percent (98%) of Eight Eighths (8/8) right, title and interest in or to all claims, suits, proceedings or choses in action, arising from or relating to any of the undivided interests assigned in paragraphs (1) through (5), above (all such claims, suits, proceedings or choses in action are referred to in this Assignment as the "Claims"); and

7. Ninety-eight percent (98%) of Eight Eighths (8/8) right, title and interest in and to all Hydrocarbons or other minerals which are in, under, upon, or produced from or allocable (or to be produced from or allocable) to the Lands (such Hydrocarbons and minerals being hereinafter referred to as "Production"), including "line fill" and inventory below the pipeline connection in tanks, attributable to the interests described in Exhibit "A", or the proceeds from the sale of such Production.

This Assignment from Assignor to Assignee is expressly made subject to the following ''Existing Burdens'':

A. a proportionate part of the covenants, provisions, royalties and terms of the Leases;

B. the terms and conditions of all existing orders, rules and regulations and ordinances of federal, state and other governmental agencies having jurisdiction;

C. a proportionate part of all overriding royalty interests, restrictions, exceptions, reservations, burdens, encumbrances, conditions, limitations, interests, instruments, agreements and other matters, if any, which are of record in the state and county above named and which burden or affect the properties, rights or interests herein assigned (none of which have been carved out for the benefit of Assignor).

D. That certain Joint Operating Agreement dated November 19, 2001 by and between Chief Operating Company, as Operator, and Sanka, LTD, et al, as Non-Operator.

Assignor herein reserves and excepts from this Assignment an overriding royalty on all oil, gas and other minerals equal to the difference, if any, between the total of Lessor's royalty, all overriding royalty and other burdens of record as of the date of this Assignment and twenty-five percent (25.00%) of 8/8ths, leaving the Assignee a net revenue interest in and to the Subject Leases of seventy-five percent (75.00%) of 8/8ths , proportionately reduced to the interest herein conveyed. This overriding royalty shall be free and clear of all costs, claims, charges, expenses and taxes, except production or severance taxes, and shall be delivered in the same manner as provided in the Subject Leases for calculation and payment or delivery of royalty therein as reserved to the Lessor. As a part of the consideration for this Assignment, Assignee agrees that the aforementioned overriding royalty reserved by Assignor shall apply (1) not only to the existing Subject Leases but also to the first renewal or extension only of the Subject Leases covering all or any part of the lands included in the existing subject leases, and (2) not only to the existing Subject Leases but also to each and every first new lease on the interest covered by the existing Subject Leases which Assignee, its successors or assigns or any of its subsidiaries may acquire, directly or indirectly, and then only if same is acquired within one year after the expiration of the leasehold interest granted and described in said Subject Leases.

TO HAVE AND TO HOLD, all and singular, the Subject Interests unto Assignee and Assignee's successors in title and assigns forever. This Assignment is made without warranty of title, either express or implied. The reference herein to the Existing Burdens shall not create, nor constitute a recognition of, any rights in third parties. In respect of the Assigned Appurtenances, the IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICTULAR PURPOSE ARE HEREBY EXPRESSED NEGATED. This Assignment is made with full substitution and subrogation of Assignee in and to all covenants, indemnities, representations and warranties by others heretofore given or made with respect to the Subject Properties or any part thereof.

The term Aoil, gas and mineral lease" as used in this Assignment and in Exhibit "A" hereto includes in addition to oil, gas and mineral leases, oil and gas leases, oil, gas and sulphur leases, other minerals leases, co-lessor's agreements, lease ratifications and extensions and subleases of any of the foregoing, as appropriate.

All of the terms, provisions, covenants and agreements herein contained shall extend to and be binding upon the parties hereto, and their respective successors in title and assigns.

Assignor agrees to execute, to acknowledge and to deliver to Assignee any additional instruments, notices, division orders, transfer orders and other documents and to do any other acts and things which may be necessary to more fully and effectively assign and convey to Assignee and Assignee's successors in title and assigns the Properties intended to be assigned hereby.

IN WITNESS WHEREOF, Assignor has executed this Assignment on the date of the acknowledgement annexed hereto, but this Assignment shall be effective as of the Effective Date hereinabove recited.

ASSIGNOR:
Sanka Exploration Company
BY: /s/ Harry P. Gamble IV
Harry P. Gamble IV

STATE OF TEXAS

COUNTY OF HARRIS

On this 23rd day of September, 2002, before the undersigned authority personally appeared Harry P. Gamble IV, agent and attorney in fact for Sanka Exploration Company, who acknowledged to me that she executed same in the capacity herein stated.

/s/ Gerald Walrath
Notary Public in and for the State of TX
Commission Expires April 1, 2003

[SEAL]

EXHIBIT A

That certain Oil, Gas and Mineral Lease described in Assignment of Oil, Gas and Mineral Lease from Steve Dwayne Smith and wife Cindy W. Smith to Sanka LTD dated August 30, 2001 and filed at File Number 023264 of the Official Records of Concho County, Texas, being also the same land described in that certain Oil, Gas and Mineral Lease between Thelma Rachel Ellis as Lessor and J.C.W. Energy, Inc. as Lessee dated April 3, 2000 and filed at Volume 194 Page 199 of the Official Records of Concho County, Texas, said lease having subsequently been transferred to Steven Dwayne Smith by J.C.W. Energy, Inc. via Assignment of Oil and Gas Lease dated September 18, 2000 and recorded in Volume 194, Page 510 of the Official Records of Concho County, Texas.